Exhibit 99.1

STELLAR ACQUIRES ZEROGAP TECHNOLOGY

Exhibit 99.1

HENDERSON, NV, July 14, 2011 /PRNewswire/ – Stellar Resources Ltd. (OTC-QB: SRRL) “Stellar” is pleased to announce that it has acquired ZeroGap technology from its President, Mr. Ray Jefferd. Mr. Jefferd invented the ZeroGap technology and applied to patent it prior to joining Stellar in 2010.

Under the terms of the acquisition Stellar has acquired all right, title and interest to the ZeroGap intellectual property, free of any encumbrances or royalties from Mr. Jefferd for a total purchase price of $3,000,000.  The Company has issued 30,000,000 common shares from treasury as full payment of the purchase price.

ZeroGap stands for Zero Emission Refining Onsite with Gas Assisted Production. The ZeroGap technology is still in the research and development stage but shows significant promise based on existing proven technologies of hydrocracking and hydrotreating for upgrading and refining crude oil.  A key benefit of the ZeroGap technology is its promise of upgrading oil in-situ.  The second key benefit is the potential to significantly increase the recovery of oil-in-place, particularly low API crude oil.   ZeroGap is also an environmentally friendly technology with a small footprint and potential for near zero toxic emissions.

ZeroGap involves the use of a gasifier to produce injection gases that will be used to upgrade underground crude oil and enhance its extraction/recovery.

Stellar obtained an independent expert fairness opinion on July 11, 2011 prior to finalizing the acquisition of ZeroGap. The following are excerpts from the Fairness Opinion written by Dr. Michael Tenhover.

ZeroGap is a “Platform Technology” – the various embodiments constitute a wide range of uses, applications and methods.”

In principal, ZeroGap can address all the oil production opportunities mentioned in Enhanced Crude Oil Extraction. These relate to heavy and extra heavy crude oils.  As discussed, these are multiple billions of bbls of oil opportunities.

In addition, two other markets may be of interest for this technology.  These may be of near term interest since in these cases, the wells have already been drilled and production is in place.  ZeroGap may be able to recover and enhance their existing production.

1.
Stranded oil – After production, a large amount of the oil remains in the formation.  In North America as much as 60% of the oil will be left after conventional production. ZeroGap may be used here in mobilizing and in-situ upgrading this oil.

2.
Transition zone oil – A lot of oil is left behind at the oil-water interface.  Due to the higher mobility of water, recovery is difficult.  ZeroGap may be useful here to apply the appropriate gas chemistry to increase the mobility of the oil phase and decrease the mobility of the water phase”.

No trials of a full ZeroGap system have been conducted.  Many of the steps are clearly scientifically valid and technologically possible.

The bottom-line here is that there is a very large resource available and lots of opportunities for new technology to aid in the production/extraction of the World’s heavy/extra heavy crude oil.

Dr. Michael Tenhover, has over 30 years of experience in the oil and gas industry and is the former chief scientist for advanced materials at BP.  Dr. Tenhover has 36 issued US patents, 3 invited review chapters for scientific books, 89 publications in peer reviewed scientific publications and has given numerous invited scientific lectures at conferences and major universities around the world.

Stellar Resources Ltd.

Ray Jefferd
President & CEO
www.stellarltd.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Stellar Resources Ltd. has little or no control. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.